U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NAKED BRAND GROUP LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Australia	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
c/o Bendon Limited Building 7C, Huntley Street Alexandria
NSW 2015, Australia	N/A
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:	333-223786
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Ordinary shares	The Nasdaq Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Naked Brand Group Limited (the “Registrant”) hereby amends its registration statement on Form 8-A filed with the Securities and Exchange Commission on June 19, 2018 (Commission File No. 001-38544), as follows:

Item 1.	Description of Registrant’s Securities to be Registered.

Effective as of June 19, 2018, the Registrant changed its name from Bendon Group Holdings Limited to Naked Brand Group Limited.

The securities to be registered hereby are the ordinary shares of Naked Brand Group Limited (the “Company”). The description of the ordinary shares is contained under the heading “Description of Holdco Securities” beginning on page 181 of the definitive proxy statement/prospectus filed by the Company with the Securities and Exchange Commission on April 27, 2018 (File No. 333-223786) (the “Proxy Statement/Prospectus”) to which this Form 8-A relates is incorporated herein by reference.

Item 2.	Index to Exhibits.

Exhibit No.	Description
3.1	Form of Constitution (included in the Proxy Statement/Prospectus as Exhibit 3.1).
3.2	Certificate of Registration on Change of Name (included herewith).
4.1	Specimen Ordinary Share Certificate (included the Registration Statement as Exhibit 4.1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NAKED BRAND GROUP LIMITED

	By:	/s/ Justin Davis-Rice
Date: June 19, 2018		Justin Davis-Rice
Chief Executive Officer